UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2025

Stanley Black & Decker, Inc.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	001-05224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive, New Britain, Connecticut	06053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 225-5111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 Par Value per Share	SWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On June 30, 2025, the Company issued a press release addressing, among other things, certain planning assumptions for the second quarter.

The information being furnished pursuant to Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liability of that section, and shall not be incorporated by reference into any other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2025, the Board of Directors (the “Board”) of Stanley Black & Decker, Inc. (the “Company”) appointed Christopher J. Nelson to serve as the President and Chief Executive Officer and as a member of the Board, effective as of October 1, 2025 (the “Transition Date”). Additionally, on June 29, 2025, the Board appointed Donald Allan, Jr. as Executive Chairman of the Board, also effective as of the Transition Date. Mr. Allan will continue to serve as President and Chief Executive Officer until the Transition Date.

Mr. Nelson, 55, has served as the Company’s Chief Operating Officer, Executive Vice President and President, Tools & Outdoor since June 2023. Prior to joining the Company, Mr. Nelson held various roles at Carrier Global Corporation, including as President, HVAC from 2020 to 2023, as President, Commercial HVAC from 2018 to 2020 and as President, North America HVAC, from 2012 to 2018. In addition, Mr. Nelson held leadership roles with the U.S. Army, Johnson & Johnson and McKinsey & Company. He has a bachelor’s degree from the University of Notre Dame and a master’s degree in business from Cornell University.

In connection with his appointment, the Company and Mr. Nelson entered into a letter agreement pursuant to which Mr. Nelson will receive (i) an annual base salary of $1,300,000, (ii) a target annual bonus of 160% of his base salary (pro-rated for the portion of the year following the Transition Date together with a pro-rated target bonus of 120% of his current base salary for the portion of the year preceding the Transition Date), and (iii) annual equity awards having a target grant date value of $10,345,000 for 2026. In addition, following the Transition Date, Mr. Nelson will receive top-up equity awards having a grant date value of $1,686,250, consisting 25% of restricted stock units, 25% of stock options and 50% of performance share units, in each case, subject to the same terms as the 2025 annual equity awards.

Mr. Nelson’s letter agreement also provides for the following severance benefits in the event of a termination without “Cause” or resignation with “Good Reason” (each as defined therein), subject to a release of claims: (i) a lump sum severance payment equal to two times the sum of his base salary and target annual bonus and (ii) up to two years of Company-provided health and other welfare benefits; however, if such termination would result in benefits under Mr. Nelson’s Change in Control Severance Agreement, the terms of the Change in Control Severance Agreement will apply instead. Mr. Nelson’s letter agreement also contains customary restrictive covenants regarding confidentiality, non-competition and non-solicitation and indemnification rights to the fullest extent permitted by Connecticut laws and the Company’s certificate of incorporation and bylaws.

In connection with his transition to Executive Chairman, the Company and Mr. Allan entered into a letter agreement, pursuant to which he will serve as Executive Chairman until his retirement on September 30, 2026. As Executive Chairman, Mr. Allan is eligible to receive: (i) an annual base salary of $1,100,000, (ii) a target annual bonus of 150% of his base salary (pro-rated for the portion of the year following the Transition Date together with a pro-rated target bonus of 160% of his current base salary for the portion of the year preceding the Transition Date), and (iii) annual equity awards having a target grant date value of $6,000,000 for 2026, consisting 50% of restricted stock units and 50% of stock options. Following his retirement, Mr. Allan will continue to be provided with health and other welfare benefits until he reaches age 65. Mr. Allan’s letter agreement also contains indemnification rights to the fullest extent permitted by Connecticut laws and the Company’s certificate of incorporation and bylaws.

The foregoing summaries of the letter agreements do not purport to be complete and are qualified in their entirety by reference to the complete terms of the letter agreements filed as Exhibits 10.1 and 10.2 hereto, which are incorporated herein by reference.

Messrs. Nelson and Allan were not appointed pursuant to any arrangement or understanding between either of them and any other person. Neither Mr. Nelson nor Mr. Allan has any family relationships with any director or executive officer of the Company, and there are no transactions in which either Mr. Nelson or Mr. Allan has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On June 30, 2025, the Company issued a press release announcing changes to its management team and Board described above. A copy of the press release is attached as Exhibit 99.1 hereto.

The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liability of that section, and shall not be incorporated by reference into any other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Letter Agreement, dated June 29, 2025, by and between Stanley Black & Decker, Inc. and Christopher J. Nelson

10.2	Letter Agreement, dated June 29, 2025, by and between Stanley Black & Decker, Inc. and Donald Allan, Jr.

99.1	Press Release dated June 30, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY BLACK & DECKER, INC.

Date: June 30, 2025

	By:	/s/ Janet M. Link
	Name:	Janet M. Link
	Title:	Senior Vice President, General Counsel and Secretary